UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

ZHONE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 777-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2005, Zhone Technologies, Inc., as guarantor, and Zhone Technologies Campus, LLC, as borrower, entered into an amendment to an existing loan with Fremont Investment & Loan relating to the financing of our Oakland, California campus (the “Amended Loan”). Under the Amended Loan, (a) the outstanding principal balance was reduced from approximately $31.1 million to approximately $20.0 million, (b) the maturity date was extended five years to April 1, 2011, (c) the floor rate was reduced from 8.0% per annum to 6.5% per annum, (d) the variable rate margin was reduced from 3.5% per annum to 3.0% per annum, (e) the amortization period was amended to a period of 25 years commencing on Jauary 1, 2006, and (f) Fremont Investment & Loan returned our $6.0 million Letter of Credit for cancellation. Interest accrues on the unpaid principal balance at a variable interest rate (which adjusts every six months) equal to the sum of the LIBOR rate plus 3.0% per annum; provided that in no event will the variable interest rate (a) exceed 14.2488% per annum, (b) be less than 6.5% per annum, or (c) be adjusted by more than 1.0% at any adjustment date. We are obligated to make monthly payments of principal and interest in an amount which fully amortizes the then unpaid principal balance of the loan and interest accruing thereon at the interest rate in effect in equal monthly installments over the remaining term of the amortization period. Our obligations under the Amended Loan remain secured by a security interest in our campus. The Amended Loan contains customary affirmative covenants and negative covenants for a loan of this nature. If we do not comply with the various covenants and other requirements under the Amended Loan, Fremont Investment & Loan is entitled to, among other things, require the immediate repayment of all outstanding amounts. The foregoing description of the Amended Loan does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Deed of Trust and Other Loan Documents dated as of December 27, 2005, which is filed as an exhibit to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Deed of Trust and Other Loan Documents dated as of December 27, 2005 between Zhone Technologies, Inc., Zhone Technologies Campus, LLC, and Fremont Investment & Loan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Second Amendment to Deed of Trust and Other Loan Documents dated as of December 27, 2005 between Zhone Technologies, Inc., Zhone Technologies Campus, LLC, and Fremont Investment & Loan